Exhibit 99.2

This Statement on Form 4 is filed by: (i) AP DLF Offshore Investor, L.P.; (ii) Apollo Principal Holdings B, L.P.; (iii) Apollo Principal Holdings B GP, LLC; and (iv) APO Corp.

Name of Designated Filer: Apollo Principal Holdings B, L.P.

Date of Event Requiring Statement: February 24, 2025

Issuer Name: Diameter Credit Company

AP DLF Offshore Investor, L.P.

By:	Apollo Principal Holdings B, L.P.,
its general partner

	By:	Apollo Principal Holdings B GP, LLC,
its general partner

		By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO PRINCIPAL HOLDINGS B, L.P.

By:	Apollo Principal Holdings B GP, LLC,
its general partner

	By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO PRINCIPAL HOLDINGS B GP, LLC

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APO CORP.

By:	/s/ Jessica Lomm
Name: Jessica Lomm
Title: Secretary